                                  A.S.V., INC.
                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE


                                                        Three Months Ended          Nine Months Ended
                                                            September 30,             September 30,
                                                      ------------------------  ------------------------
BASIC                                                    2002          2001        2002         2001
                                                      -----------  -----------  -----------  -----------
   Earnings
     Net earnings ..................................  $   526,610  $    92,882  $ 1,174,532  $   387,626
                                                      ===========  ===========  ===========  ===========

   Shares
     Weighted average number of common
       shares outstanding ..........................   10,176,714   10,224,760   10,183,965   10,215,205
                                                      ===========  ===========  ===========  ===========

   Basic earnings per common share .................  $       .05  $       .01  $       .12  $       .04
                                                      ===========  ===========  ===========  ===========



DILUTED
   Earnings
     Net earnings ..................................  $   526,610  $    92,882  $ 1,174,532  $   387,626
                                                      ===========  ===========  ===========  ===========

   Shares
     Weighted average number of common
       shares outstanding ..........................   10,176,714   10,224,760   10,183,965   10,215,205
     Assuming exercise of options and warrants
       reduced by the number of shares which could
       have been purchased with the proceeds from
       the exercise of such options and warrants ...       76,633      220,538       64,325      151,281
                                                      -----------  -----------  -----------  -----------

     Weighted average number of common and
       common equivalent shares outstanding ........   10,253,347   10,445,298   10,248,290   10,366,486
                                                      ===========  ===========  ===========  ===========

   Diluted earnings per common share ...............  $       .05  $       .01  $       .11  $       .04
                                                      ===========  ===========  ===========  ===========

Options and warrants to purchase 11,287,376 and 10,321,252 shares of common stock with a weighted average exercise price of $20.06 and $20.83, were outstanding at September 30, 2002 and 2001, but were excluded from the computation of common share equivalents because they were anti-dilutive.